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                                                                     EXHIBIT 3.4

                              ARTICLES OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          WERNER HOLDING CO. (PA), INC.

              (ORIGINALLY INCORPORATED ON JANUARY 2, 1945 UNDER THE
                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1933)

         Werner Holding Co. (PA), Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL"), and with a registered address of 93 Werner Road, Greenville, PA 16125, does hereby certify as follows:

         In accordance with Section 1912 of the PBCL, resolutions were duly adopted and approved by the Board of Directors of the Corporation setting forth an amendment to the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") of the Corporation and declaring said amendment to be advisable. The shareholders of the Corporation duly adopted and approved said proposed amendment in accordance with Section 1914 of the PBCL. The resolutions setting forth the amendment are as follows:

         RESOLVED, that Section 1 of Article IV of the Articles of Incorporation be and hereby is amended by adding the following paragraphs:

                           ""Class F Common Stock" has the meaning set forth in
                  Section 2 of Article IV."

                           ""Class R Common Stock" has the meaning set forth in
                  Section 2 of Article IV."

                           ""Class F Shareholder" means a record holder of one
                  or more shares of Class F Common Stock."

                           ""Preferred Stock" has the meaning set forth in
                  Section 2 of Article IV."

                           ""Preferred Stock Designation" has the meaning set
                  forth in Section 2 of Article IV."

                           ""Series R Redemption Amount" has the meaning set
                  forth in Section 2 of Article IV."

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         RESOLVED, that Section 1 of Article IV of the Articles of Incorporation
be and hereby is amended by deleting the paragraph with the heading
"Shareholder" in its entirety and inserting in lieu thereof the following paragraph:

                           ""Shareholder" means a record holder of one or more
                  shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class R Common Stock or Common Stock."

         RESOLVED, that Section 2 of Article IV of the Articles of Incorporation be and hereby is amended by deleting Section 2 of Article IV in its entirety and inserting in lieu thereof the following paragraphs:

                           "2.      Designation and Number.

                           (a) General. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 400,000, of which 100,000 shares shall be preferred stock and shall have a par value of $0.01 per share as set forth in paragraph (b) ("Preferred Stock") and 300,000 shares shall be common stock and shall have a par value of $0.01 per share, as set forth in paragraph (c) below.

                           (b) Preferred Stock. The Board is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the PBCL. The Corporation may, by an amendment to the Articles of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Preferred Stock then outstanding), the number of authorized shares of Preferred Stock. Unless otherwise provided in a Preferred Stock Designation, shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall (upon compliance with the requirements of Pennsylvania law) have the status of authorized but unissued Preferred Stock.

                           (c) Common Stock. There shall be eight classes of common stock of the Corporation. The first class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class A Common Stock" and the number of shares constituting such class shall be 3500. The second class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated "Class B Common Stock" and the number of shares constituting such class shall be 20,000. The third class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class C Common Stock" and the number of shares constituting such class shall be 30,000. The fourth class of common stock of the Corporation shall have a par

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                  value of $0.01 per share and shall be designated as "Class D
                  Common Stock" and the number of shares constituting such class shall be 604. The fifth class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class E Common Stock" and the number of shares constituting such class shall be 35,000. The sixth class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class F Common Stock" and the number of share constituting such class shall be 30,000. The seventh class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Class R Common Stock" and the number of shares constituting such class shall be 55,000. The eighth class of common stock of the Corporation shall have a par value of $0.01 per share and shall be designated as "Common Stock" and the number of shares constituting such class shall be 125,896. The Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock and Common Stock are sometimes referred to collectively herein as the "Stock". The Corporation may, by an amendment to the Articles of Incorporation duly adopted, increase or decrease, at any time and from time to time (but not below the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class R Common Stock or Common Stock then outstanding), the number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class R Common Stock or Common Stock, as the case may be. Shares of Stock redeemed, purchased or otherwise acquired by the Corporation pursuant to the terms hereof shall be retired and shall revert (upon compliance with the requirements of Pennsylvania law) to authorized but unissued Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class R Common Stock or Common Stock, as the case may be. Shares of any class of Stock may be issued in fractions of a share which shall entitle each holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of such class of Stock.

                           (d) Reclassification of Shares. Upon the effectiveness hereof under Section 1916 of the PBCL, each issued and outstanding share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class E Common Stock shall, without any action on the part of the holder thereof or the Corporation, be reclassified and converted into the right to receive 0.396646 of one fully paid share of Class R Common Stock and:

                                    (i)      for each share of Class A Common
                  Stock, the right to retain 0.603354 of one fully paid and nonassessable share of Class A Common Stock;

                                    (ii)     for each share of Class B Common
                  Stock, the right to retain 0.603354 of one fully paid and nonassessable share of Class B Common Stock;

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                                    (iii)    for each share of Class C Common
                  Stock, the right to retain 0.603354 of one fully paid and nonassessable share of Class C Common Stock;

                                    (iv)     for each share of Class D Common
                  Stock, the right to retain 0.603354 of one fully paid and nonassessable share of Class D Common Stock; and

                                    (v)      for each share of Class E Common
                  Stock, the right to retain 0.603354 of one fully paid and nonassessable share of Class E Common Stock.

                           (e) Redeemable Stock. The Corporation, in its sole discretion at any time, may redeem, subject to any prohibitions or limitations imposed by Pennsylvania law, any or all of the outstanding shares of Class R Common Stock, pro rata among the holders of Class R Common Stock according to the number of shares of Class R Common Stock held by each shareholder. The redemption price for each share of Class R Common Stock shall equal $4,929.66 in cash (the "Series R Redemption Amount"). The Corporation may exercise its right to effect a redemption contemplated by this Section 2(e) by action of the Board and such redemption shall be deemed effective for all purposes on the date and at the time specified by the Board at the time such Board action is taken. From and after the time such Board action is taken, notwithstanding that any certificates for shares so redeemed shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the Series R Redemption Amount, without interest."

         RESOLVED, that Section 7 of Article IV of the Articles of Incorporation be and hereby is amended by deleting Section 7 of Article IV in its entirety and inserting in lieu thereof the following paragraphs:

                           "7.      Conversion.

                           If the Initial Public Offering or a Sale of the
                  Corporation (whether pursuant to a Single Transaction Sale or a series of Staggered Sales) occurs, each issued and outstanding share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock, not otherwise redeemed by the Corporation pursuant to the mandatory redemption provisions of Section 6(a) or 6(b) hereof shall automatically convert into one share of Common Stock effective on the Redemption Date (or, in the case of an Initial Public Offering in which no Redemption Date occurs, the IPO Date, or, in the case of a Sale of the Corporation in which no Redemption Date occurs, then effective immediately prior to the consummation of such Sale of the Corporation), but immediately after the redemptions and issuances described in Section 6 of Article IV (the "Conversion Date"). Prior to or on the Conversion Date, each Class A Shareholder, Class B Shareholder, Class C Shareholder, Class D Shareholder, Class E Shareholder and Class F Shareholder shall surrender such holder's

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                  certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate to such holder in writing at least ten (10) Business Days prior to the Conversion Date, and shall, within ten (10) Business Days after the Conversion Date, be entitled to receive from the Corporation certificates evidencing the number of shares of Common Stock into which such shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock or Class F Common Stock are converted. On the Conversion Date, each Class A Shareholder, Class B Shareholder, Class C Shareholder, Class D Shareholder, Class E Shareholder or Class F Shareholder shall be deemed to be a holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock,
                  Class E Common Stock or Class F Common Stock shall not have been surrendered at the principal office of the Corporation or such other place as the Corporation may have designated, that notice from the Corporation shall not have been given or, if given, shall not have been received by any Class A
                  Shareholder, Class B Shareholder, Class C Shareholder, Class D Shareholder, Class E Shareholder or Class F Shareholder, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder. All certificates representing the converted shares of Class A Common Stock, Class B Common Stock, Class C Common Stock,
                  Class D Common Stock, Class E Common Stock or Class F Common Stock, including all certificates not so delivered by such Class A Shareholder, Class B Shareholder, Class C Shareholder, Class D Shareholder, Class E Shareholder or Class F Shareholder, shall be, or shall be deemed to be, canceled by the Corporation as of the Conversion Date and shall thereafter no longer be of any force or effect and the Corporation shall not thereafter issue any such shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock or Class F Common Stock."

         RESOLVED, that Section 8 of Article IV of the Articles of Incorporation be and hereby is amended by deleting paragraphs (a) and (b) of Section 8 of
Article IV in their entirety and inserting in lieu thereof the following paragraphs:

                           "(a)     Holders of shares of Class A Common Stock,
                  Class B Common Stock, Class F Common Stock and Common Stock shall be entitled to one vote and holders of Class D Common Stock shall be entitled to 50.6818 votes, for each share of such stock held on all matters as to which Shareholders may be entitled to vote pursuant to the PBCL.

                           (b) Except as otherwise required by the PBCL, holders of Class C Common Stock, Class E Common Stock and Class R Common Stock shall not have any voting rights."

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         RESOLVED, that Section 9 of Article IV of the Articles of Incorporation
be and hereby is amended by deleting paragraph (a) of Section 9 of Article IV in its entirety and inserting in lieu thereof the following paragraph:

                           "(a)     Subject to any preferential rights given to
                  Preferred Stock created in accordance with Section 2(b), any distribution made upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be allocated pro rata based upon the number of shares of Stock held by each Shareholder."

         RESOLVED, that Section 10 of Article IV of the Articles of Incorporation be and hereby is amended by deleting paragraph (d) of Section 10 of Article IV in its entirety and inserting in lieu thereof the following paragraph:

                           "(d)     All certificates representing shares of
                  Class F Common Stock and Common Stock in the Corporation shall, in addition to other legends that may be required by state or federal securities laws, bear the following legend:

                           "AS SPECIFIED IN THE ARTICLES OF INCORPORATION OF THE
                  CORPORATION, THE TRANSFERABILITY OF THESE SECURITIES IS SUBJECT TO RESTRICTION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         RESOLVED, that Section 11 of Article IV of the Articles of Incorporation be and hereby is amended by deleting Section 11 of Article IV in its entirety and inserting in lieu thereof the following paragraphs:

                           "11.     Record Holders. The Corporation shall be
                  entitled to recognize the exclusive right of a person registered in its records as the holder of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock, Class F Common Stock, Class R Common Stock or Common Stock and such record holders shall be deemed the holders of such shares for all purposes."

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its duly authorized officer this ___ day of June, 2003.

                                       WERNER HOLDING CO. (PA), INC.

                                       By: __________________________
                                           Name:  Eric J. Werner
                                           Title: Secretary

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